Exhibit 99.1

Compass Diversified Announces Settlement Advancing Lugano Plan of Liquidation

WESTPORT, Conn., June 24, 2026 (GLOBE NEWSWIRE) -- Compass Diversified (NYSE: CODI) ("CODI" or the "Company"), an owner of leading middle-market businesses, today announced that it has entered into a Settlement Agreement and Mutual Release and a related Plan Support Agreement (together, the "Settlement") in connection with the Chapter 11 proceedings of Lugano Diamonds & Jewelry Inc. and its affiliated debtors ("Lugano"). The Settlement, reached with Lugano and its official committee of unsecured creditors and other parties in interest, will be incorporated into Lugano’s proposed Plan of Liquidation and establishes the framework for CODI's recovery from the Lugano estate.
"This settlement is an important step forward," said Larry Enterline, Chairman of the Board of CODI. "It accelerates the resolution of the Lugano bankruptcy, allowing the estate to move efficiently toward confirmation of a plan of liquidation. It also enables more timely cash recovery for CODI and reduces the ongoing costs and uncertainty associated with the bankruptcy proceeding. With CODI's claims in the Lugano bankruptcy now resolved, the Company can keep its full attention on its strategic priorities to drive long-term value for shareholders: deleveraging the balance sheet, enhancing our businesses’ operations, and closing the gap between CODI's trading price and the intrinsic value of its businesses."
Under the Settlement, CODI has agreed to support Lugano's proposed plan of liquidation, which incorporates the settlement terms. The Settlement is designed to accelerate the resolution of Lugano's bankruptcy, facilitate an orderly liquidation of Lugano's assets, allow for a timely distribution of recoveries, and provide greater certainty of recovery than continued litigation.
Subject to creditor approval and bankruptcy court confirmation of the plan of liquidation, CODI will be entitled to certain recoveries from the Lugano estate. This includes proceeds from the disposition of Lugano's inventory, tax refunds, insurance, and litigation claims pursued through a liquidation trust. Additionally, in exchange for releases granted by CODI and its related parties, CODI and its related parties will receive a release of claims from the Lugano estate. The terms of the Settlement are described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2026.
The Settlement will become effective only upon satisfaction of the conditions set forth in the agreements, including the effectiveness of Lugano's Plan of Liquidation. There can be no assurance that the Plan of Liquidation will be confirmed or become effective, or as to the timing thereof.
The Company also continues to advance its previously announced review of the management services agreement, which is intended to further align incentives with shareholder interests and drive incremental shareholder value. CODI expects to complete this review in the coming weeks.

About Compass Diversified ("CODI")
CODI has consistently executed its strategy of owning and managing a diverse set of middle-market businesses. CODI leverages its permanent capital base and long-term, disciplined approach to maintain controlling ownership interests in each of its subsidiaries and maximize its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and seeks to generate strong returns through its culture of transparency, alignment and accountability.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, expectations regarding the settlement described herein, the plan of liquidation, and CODI’s potential recoveries thereunder, which may not be realized, and the timing thereof. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by CODI’s management, and on information currently available to CODI’s management. These statements involve risk and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including but not limited to risks associated with the confirmation and effectiveness of the plan of liquidation, the amount and timing of asset monetization and litigation recoveries by the liquidation trust, and the priority of allowed claims. Please see CODI’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 27, 2026 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Compass Diversified Investor Relations
irinquiry@compassdiversified.com